U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2008

BRIDGETECH HOLDINGS INTERNATIONAL, INC.
 (Exact name of registrant as specified in charter)

Delaware	000-51697	20-1992090
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
_________________

402 West Broadway, 26th Floor, San Diego, California	92101
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number, including area code:   (619) 564-7100
__________

 (Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Bridgetech Holdings International, Inc.
402 West Broadway, 26th Floor,
San Diego, California 92101
(619) 564-7100

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

Bridgetech Holdings International, Inc. announced today that it will spin off two wholly owned subsidiaries, International MedLink, Inc., a Texas corporation and Retail Pilot, Inc., a California corporation.

Bridgetech Holdings International, Inc. will announce the record date in which shareholders of Bridgetech Holdings International, Inc. will receive pro rata shares of the spun off entity for each share of Bridgetech Holdings International, Inc. held on the record date. Completion of the proposed spin-off is subject to numerous conditions, including the effectiveness of the registration statement on Form 10, which is subject to review by the Securities and Exchange Commission.

Bridgetech Holdings International, Inc. will announce this information as soon as it is available but is expected to occur either before the end of the first quarter or start of the second quarter of this year.

Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2008

BRIDGETECH HOLDINGS INTERNTIONAL, INC.

By:	/s/ Michael Chermak
Name: Michael Chermak
Title: Chief Executive Officer